UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14 , 2014

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Agreement

Item 3.02 Unregistered Sales of Equity Securities

On July 14, 2014 the Company announced that the production of Medical Marihuana in compliance with Health Canada MMPR regulations has received final Municipal zoning approval for the Lexaria/Enertopia joint venture in Burlington Ontario.

On April 24, 2014 the Company entered into a one year consulting contract with Clark Kent as Media Coordinator, amended on June 17, 2014. Based on the milestones listed in the amended contract, the Company issued Mr. Kent 135,000 common shares at a deemed price of $0.14.

On April 24, 2014 the Company entered into a one year consulting contract with Don Shaxon as Ontario Operations Manager, amended on June 17, 2014. Based on the milestones listed in the amended contract, the Company issued Mr. Shaxon 135,000 common shares at a deemed price of $0.14.

On April 24, 2014 the Company entered into a one year consulting contract with 490072 Ontario Ltd. operating as HEC Group, wholly owned company by Greg Boone as Human Resources Manager, amended on June 17, 2014. Based on the milestones listed in the amended contract, the Company issued Mr. Boone’s company 135,000 common shares at a deemed price of $0.14.

On April 24, 2014 the Company entered into a one year consulting contract with Jason Springett as Master Grower for Ontario Operations, amended on June 17, 2014. Based on the milestones listed in the amended contract, the Company issued Mr. Springett 135,000 common shares at a deemed price of $0.14.

On April 14, 2014 Company appointed Mr. Jeff Paikin to its Advisory Board for a period of not less than one year, but to be determined by certain performance thresholds described in the letter that was amended on June 17, 2014. Based on the milestones listed in the amended letter, the Company issued Mr. Paikin 135,000 common shares at a deemed price of $0.14.

On May 5, 2014 the Company entered into a one year consulting contract with Bmullan and Associates wholly owned company by Brian Mullan as Security Consultant. Based on the milestones listed in the contract, the Company issued Mr. Mullan or his company 45,000 common shares at a deemed price of $0.14.

The Company issued the 720,000 common shares at a deemed price of $0.14 per the terms of the consulting contracts to six (6) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the municipal approval is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2014

Enertopia Corp.

By: ”Robert McAllister”
Robert G. McAllister
President and Director